Exhibit 10.3

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, Casual Male Retail Group, Inc., (formerly Designs, Inc., “CMRG”) and Dennis R. Hernreich (“Executive”) entered into a certain Employment Agreement dated as of August 14, 2000, as amended by Letter Agreement dated April 25, 2001 and by Second Amendment to Employment Agreement dated January 30, 2003 (hereinafter referred to as the “Agreement”); and

WHEREAS, Company and Executive wish to amend, modify and/or restate certain terms, provisions, conditions, and covenants of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the promises, covenants, conditions and agreements contained herein, and for One Dollar ($1.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Company and Executive hereby agree to amend the Agreement as follows:

1.	Section 1 of the Agreement is hereby amended to acknowledge that the Board of Directors has granted Executive the title of Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company.

2.	Section 3(a) of the Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“3.	COMPENSATION

(a) As compensation for the employment services to be rendered by the Executive hereunder, the Company agrees to pay to Executive, and Executive agrees to accept, payable in equal installments in accordance with Company practice, an annual base salary of $393,750, effective as of July 1, 2003.”

3.	A new Section 8. (i) and 8. (j) shall be added as follows:

“8. (i) In the event Executive is terminated without justifiable cause (as defined herein) within one (1) year after a Change of Control has occurred, Executive shall receive in full satisfaction of any obligation relating to Executive’s employment or the termination thereof the greater of: (a) the base salary for the remaining term of this Agreement, or (b) an amount equal to the current base salary for one (1) year. The Company must make a lump sum payment of all money due and owing within fifteen (15) days of termination.

8. (j) For the purposes of the paragraph 8, “Change of Control” shall mean (i) any sale of all or substantially all of the assets of the Company to any person or group of related persons within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (“Group”), (ii) any acquisition by any person or Group of shares of capital stock of the Company representing more than 50% of the aggregate voting power of the outstanding capital stock of the Company entitled under ordinary circumstances to elect the Directors of the Company (“Voting Stock”) or (iii) any replacement of a majority of the Board of Directors of the Company over the twelve-month period following the acquisition of shares of the capital stock of the Company representing more than 10% of the Voting Stock by any person or Group which does not currently own more than 10% of such Voting Stock (unless such replacement shall have been approved by the vote of the majority of the Directors then in office who either were members of the Board of Directors at the beginning of such twelve-month period or whose elections as Directors was previously so approved).”

4.	Except as herein specifically modified and amended, all of the terms, provisions, conditions, and covenants of the Agreement shall continue in full force and effect and shall be deemed unchanged except to the extend modified and amended herein.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Employment Agreement as a sealed instrument, in any number of counterpart copies, each of which shall be deemed an original for all purposes, as of the day and year first written below.

CASUAL MALE RETAIL GROUP, INC. (Company)

By:	/s/ David A. Levin	July 9, 2003
	David A. Levin	Date
President and
Chief Executive Officer

By:	/s/ Arlene C. Feldman	July 9, 2003
	Arlene C. Feldman	Date
Assistant Secretary

EXECUTIVE

	/s/ Dennis R. Hernreich	July 9, 2003
	Dennis R. Hernreich	Date